                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

[LITTELFUSE LOGO]                                                      NEWS

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                               Littelfuse, Inc.
                               -------------------------------------------------
NEWS RELEASE                   800 East Northwest Highway  Des Plaines, IL 60016
                               -------------------------------------------------
                               (847) 824-1188 - (847) 391-0894 - FAX #
                               -------------------------------------------------


CONTACT:  PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO   (847) 391-0566



                    LITTELFUSE REPORTS SECOND QUARTER RESULTS


         DES PLAINES, ILLINOIS, AUGUST 1, 2007 - Littelfuse, Inc.
(NASDAQ/NGS:LFUS) today reported sales and earnings for the second quarter of 2007.

Second Quarter Highlights

         - Sales for the second quarter of 2007 were $129.1 million and diluted earnings per share were $0.37 including restructuring charges of $0.03 per share. The restructuring charges relate primarily to the termination of former-Heinrich sales representatives in Europe and additional Ireland severance.

         - Adjusted earnings per share for the second quarter of 2007, which excludes the above items, were $0.40 (see Supplemental Information schedule). This was consistent with the most recent earnings guidance. The sale of excess land in Ireland, which was previously expected to close in the second quarter, did not close until July 3, 2007. This will add approximately $0.21 to earnings per share in the third quarter.

         - Sales for the second quarter of 2007 were down 6% compared to the second quarter of 2006 due to lower sales in the Americas and Asia-Pacific regions reflecting weakness in the electronics markets. This was partially offset by growth in electrical and automotive sales. The decline in electronics sales was due in part to the effects of inventory in the channel, which was building in the second quarter of 2006 and declining in the second quarter of 2007. Lower sales into the telecom market in the second quarter of 2007 also contributed to the decrease. Electrical sales increased due primarily to strong end-market demand and price realization, while automotive sales increased due primarily to strength in non-OEM segments and favorable currency effects.

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         Page 2

         - Cash flow from operating activities increased to $15.0 million in the second quarter of 2007, after only $1.0 million in the first quarter of 2007. Capital expenditures increased as expected from $5.1 million in the first quarter of 2007 to $8.0 million in the second quarter of 2007, due primarily to higher spending related to plant transfers.

         - The book-to-bill ratio for electronics in the second quarter of 2007 was .98 due to weak bookings in April. Since April, the book-to-bill has been above 1.0 and bookings accelerated in July.

         - Capacity utilization for electronics for the second quarter of 2007 dropped into the mid 70's, down from about 80% in the first quarter of 2007 due primarily to lower utilization at Teccor.

         - The Song Long transaction closed on July 31, 2007. Song Long will contribute sales of approximately $2 million annually. The Song Long facilities are being prepared for the transfer of the varistor product line out of Ireland. Expenses incurred relating to this transfer will cause Song Long to be dilutive to earnings by approximately $0.01 per share per quarter for the next two quarters.

         "Our electronics sales were disappointing in the second quarter, and while our other two businesses achieved solid increases, it wasn't enough to compensate for the decline in electronics," said Gordon Hunter, Chief Executive Officer. "However, we now believe we are substantially through the inventory correction and that electronics sales will increase in the second half of the year."

Third Quarter Outlook

         - Sales for the third quarter of 2007 are expected to be up 4% to 8% from the second quarter of 2007.

         - Earnings for the third quarter of 2007 are expected to be in the range of $0.41 to $0.46 per diluted share, excluding the Ireland gain.

Conference Call Webcast Information

         Littelfuse will host a conference call today, Wednesday, August 1, 2007 at 11:00 a.m. Eastern/10:00 a.m. Central time to discuss the second quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through September 30, 2007 and can be accessed through the Web site listed above.

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Page 3

About Littelfuse

         As the worldwide leader in circuit protection products and solutions with annual sales of $534.9 million in 2006, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann(R) and Pudenz(R) brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has sales, distribution, manufacturing and engineering facilities in Brazil, China, England, Germany, Hong Kong, India, Ireland, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Taiwan and the U.S.

         For more information, please visit Littelfuse's web site at www.littelfuse.com.

--------------------------------------------------------------------------------
"Safe Harbor" Statement under the Private Securities Litigation Reform
Act of 1995.

Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
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Page 4

                                LITTELFUSE, INC.
                        Net Sales by Geography and Market
                              (Dollars in millions)



                                              SECOND QUARTER                          YEAR-TO-DATE
                                     --------------------------------        ---------------------------------
                                     2007         2006       % CHANGE         2007         2006       % CHANGE
                                    ------       ------      --------        ------       ------      --------
GEOGRAPHY
Americas                            $ 51.1       $ 57.9         (12)%        $102.6       $112.5          (9)%
Europe                                29.4         29.0           1%           60.6         56.8            7%
Asia-Pacific                          48.6         51.0          (5)%          97.8         94.3            4%
                                    ------       ------      --------        ------       ------      --------

         TOTAL                      $129.1       $137.9          (6)%        $261.0       $263.6          (1)%
                                    ======       ======      ========        ======       ======      ========


                                              SECOND QUARTER                          YEAR-TO-DATE
                                     --------------------------------        ---------------------------------
                                     2007         2006       % CHANGE         2007         2006       % CHANGE
                                    ------       ------      --------        ------       ------      --------
MARKET
Electronics                         $ 82.2       $ 94.8         (13)%        $168.3       $178.8          (6)%
Automotive                            33.8         31.6            7%          67.6         62.6            8%
Electrical                            13.1         11.5           14%          25.1         22.2           13%
                                    ------       ------      --------        ------       ------      --------

         TOTAL                      $129.1       $137.9          (6)%        $261.0       $263.6          (1)%
                                    ======       ======      ========        ======       ======      ========



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Page 5

                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)

                                                                                 JUNE 30, 2007        December 30, 2006
                                                                                 -------------        -----------------
Assets
Current assets:
Cash and cash equivalents..................................................      $       49,240         $       56,704
Accounts receivable........................................................              84,343                 83,901
Inventories................................................................              65,381                 65,961
Deferred income taxes......................................................              16,199                 12,382
Prepaid expenses and other current assets..................................              10,667                  9,821
                                                                                 --------------         --------------
Total current assets.......................................................             225,830                228,769

Property, plant, and equipment:
Land.......................................................................              12,904                 10,916
Buildings..................................................................              46,177                 45,518
Equipment..................................................................             284,592                285,758
                                                                                 --------------        ---------------
                                                                                        343,673                342,192
Accumulated depreciation...................................................            (215,814)              (216,676)
                                                                                 --------------        ---------------
Net property, plant and equipment..........................................             127,859                125,516

Intangible assets, net of amortization:
Patents, licenses and software.............................................               9,664                 10,118
Distribution network.......................................................              14,500                 15,209
Trademarks and tradenames..................................................               1,369                  1,321
Goodwill...................................................................              67,748                 67,500
                                                                                 --------------        ---------------
                                                                                         93,281                 94,148

Investments................................................................               5,994                  5,231
Deferred income taxes......................................................               7,498                  9,746
Other assets...............................................................               3,640                  1,556
                                                                                 --------------         --------------

    Total assets...........................................................      $      464,102         $      464,966
                                                                                 ==============         ==============

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable...........................................................      $       24,248         $       23,334
Accrued payroll............................................................              14,673                 22,468
Accrued expenses...........................................................              11,296                 12,579
Accrued severance..........................................................               6,919                 10,670
Accrued income taxes.......................................................                 708                  4,656
Current portion of long-term debt..........................................               7,064                 24,328
                                                                                 --------------         --------------
Total current liabilities .................................................              64,908                 98,035

Long-term debt, less current portion.......................................               1,493                  1,785
Accrued severance..........................................................              22,256                 18,879
Accrued post-retirement benefits...........................................              28,990                 27,971
Other long-term liabilities................................................              14,438                 14,488
Minority interest..........................................................                 143                    143
Shareholders' equity.......................................................             331,874                303,665
                                                                                 --------------         --------------
   Total liabilities and shareholders' equity..............................      $      464,102         $      464,966
                                                                                 ==============         ==============

Common shares issued and outstanding
    of 22,355,469 and 22,110,674,
    at June 30, 2007, and December 30, 2006, respectively

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Page 6

                                LITTELFUSE, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)

                                                      For the Three Months Ended            For the Six Months Ended
                                                    ------------------------------       -----------------------------
                                                        JUNE 30,          July 1,            JUNE 30,         July 1,
                                                        --------          -------            --------         -------
                                                          2007              2006               2007            2006
                                                        --------          -------            --------         -------
Net sales.........................................  $    129,149      $    137,941       $    260,963     $    263,552
Cost of sales.....................................        87,878           106,652            178,371          187,463
                                                    ------------      ------------       ------------     ------------
Gross profit......................................        41,271            31,289             82,592           76,089
Selling, general and administrative
    expenses......................................        23,474            28,599             49,360           54,421
Research and development expenses.................         5,306             4,790             10,593            9,465
Amortization of intangibles.......................           879               591              1,536            1,111
                                                    ------------      ------------       ------------     ------------
Operating income (loss)...........................        11,612            (2,691)            21,103           11,092
Interest expense..................................           368               359                830              772
Other income, net.................................          (545)             (939)              (885)          (1,510)
                                                    -------------     -------------      -------------    -------------
Earnings (loss) from continuing
    operations before income taxes................        11,789            (2,111)            21,158           11,830

Income taxes (benefit)............................         3,407            (2,560)             6,555            2,598
                                                    ------------      -------------      ------------     ------------
Earnings from continuing operations...............         8,382               449             14,603            9,232
Discontinued operations (net of tax)..............             -                 -                  -              588
                                                    ------------      ------------       ------------     ------------
Net income........................................  $      8,382      $        449       $     14,603     $      9,820
                                                    ============      ============       ============     ============
Net income per share:
    Basic:
        Continuing operations.....................  $       0.38      $       0.02       $       0.66     $       0.41
                                                    ============      ============       ============     ============
        Discontinued operations...................  $          -      $          -       $          -     $       0.03
                                                    ============      ============       ============     ============
        Net income................................  $       0.38      $       0.02       $       0.66     $       0.44
                                                    ============      ============       ============     ============

    Diluted:
        Continuing operations.....................  $       0.37      $       0.02       $       0.65     $       0.41
                                                    ============      ============       ============     ============
        Discontinued operations...................  $          -      $          -       $          -     $       0.03
                                                    ============      ============       ============     ============
        Net income................................  $       0.37      $       0.02       $       0.65     $       0.44
                                                    ============      ============       ============     ============

Weighted average shares and equivalent shares
    outstanding:
    Basic.........................................        22,294            22,328             22,229           22,293
                                                    ============      ============       ============     ============
    Diluted ......................................        22,516            22,693             22,427           22,612
                                                    ============      ============       ============     ============


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Page 7

                                LITTELFUSE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)

                                                        For the Three Months Ended            For the Six Months Ended
                                                      ------------------------------       -----------------------------
                                                          JUNE 30,          July 1,            JUNE 30,         July 1,
                                                          --------          -------            --------         -------
                                                            2007              2006               2007            2006
                                                          --------          -------            --------         -------
Operating activities:
Net income.........................................   $      8,382      $        449       $     14,603     $      9,820
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation..................................          6,393             8,688             12,145           14,900
     Amortization of intangibles...................            879               591              1,536            1,111
     Stock-based compensation......................          1,224             1,251              2,634            2,704
Changes in operating assets and liabilities:
     Accounts receivable...........................            211            (6,847)                 1          (10,622)
     Inventories...................................            761             4,055              1,177              496
     Accounts payable and accrued expenses........            (592)           20,167             (8,412)          21,566
     Accrued taxes................................          (1,828)           (2,426)            (4,455)          (1,048)
     Prepaid expenses and other....................           (424)             (197)            (3,222)             802
                                                      -------------     -------------      -------------    ------------
Net cash provided by operating activities..........         15,006            25,731             16,007           39,729

Investing activities:
     Purchases of property, plant and
       equipment...................................         (7,964)           (4,797)           (13,089)          (9,400)
     Purchase of businesses, net of cash
       acquired....................................             12           (28,825)                12          (31,526)
     Sale of business and property, plant and
       equipment...................................              -             2,146                  -           11,574
                                                      ------------      ------------       ------------     ------------
Net cash used in investing activities..............         (7,952)          (31,476)           (13,077)         (29,352)

Financing activities:
     Proceeds from debt............................         12,500            16,500             30,500           22,858
     Payments of debt..............................        (33,139)           (8,924)           (48,025)         (25,298)
     Notes receivable, common stock................              -                 -                  -                7
     Proceeds from exercise of stock options.......          3,375             1,516              6,064            3,350
                                                      ------------      ------------       ------------     ------------
Net cash provided by (used in) financing
   activities......................................        (17,264)            9,092            (11,461)             917

Effect of exchange rate changes on cash ...........            372               983              1,067            1,539
                                                      ------------      ------------       ------------     ------------
Increase (decrease) in cash and
   cash equivalents................................         (9,838)            4,330             (7,464)          12,833
Cash and cash equivalents at beginning
   of period.......................................         59,078            30,450             56,704           21,947
                                                      ------------      ------------       ------------     ------------
Cash and cash equivalents at end of
   period..........................................   $     49,240      $     34,780       $     49,240     $     34,780
                                                      ============      ============       ============     ============


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Page 8


                                LITTELFUSE, INC.
                            SUPPLEMENTAL INFORMATION
                (in thousands, except per share data, unaudited)

                                                                                      For the Three Months Ended
                                                                      -----------------------------------------------------------
                                                                       June 30, 2007          July 1, 2006         March 31, 2007
                                                                      --------------          ------------         --------------
Net sales.........................................................      $  129,149             $  137,941             $  131,814

Cost of sales......................................................         87,878                106,652                 90,493
    Special items (1)..............................................           (305)               (17,076)                (3,564)
                                                                        -----------            -----------            -----------
Adjusted cost of sales.............................................         87,573                 89,576                 86,929

Adjusted gross profit..............................................         41,576                 48,365                 44,885
   % of sales......................................................           32.2%                 35.1%                  34.1%

Operating expenses.................................................         29,659                 33,980                 31,830
    Special items (2)..............................................           (515)                (2,764)                  (521)
                                                                        -----------            -----------            -----------

Adjusted operating expenses........................................         29,144                 31,216                 31,309
   % of sales......................................................           22.6%                  22.6%                  23.8%

Adjusted operating income..........................................         12,432                 17,149                 13,576
                                                                        -----------            -----------            -----------
   % of sales......................................................            9.6%                  12.4%                  10.3%

Interest/other (income) expense....................................           (177)                  (580)                   122
                                                                        -----------            -----------            -----------

Adjusted income before tax.........................................         12,609                  17,729                13,454

Adjusted income tax expense........................................          3,644                   6,205                 4,521
                                                                        -----------            -----------            -----------
   Effective rate..................................................           28.9%                  35.0%                  33.6%

Adjusted net income................................................     $    8,965             $   11,524             $    8,933
                                                                        ===========            ===========            ===========

Adjusted earnings per share........................................     $     0.40             $     0.51             $     0.40
                                                                        ===========            ===========            ===========

Diluted shares.....................................................         22,516                 22,693                 22,338
                                                                        ===========            ===========            ===========

Note: The company believes that adjusted operating income is more indicative of the company's ongoing operating performance than GAAP operating income since it excludes gains on asset sales and special charges that are related to closure of legacy operations.

Special items:
-------------
(1) Special items primarily relate to Ireland severance for the periods ending June 30, 2007 and July 1, 2006 and Des Plaines and Heinrich severance for the period ending March 31, 2007.
(2) Special items primarily relate to the termination costs for former Heinrich European sales representatives for the period ending June 30, 2007, Heinrich real estate write-down for the period ending July 1, 2006 and Des Plaines severance for the period ending March 31, 2007.


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